News Release

EXHIBIT 99.1

SM ENERGY REPORTS FIRST QUARTER 2019 RESULTS:
SOLID EXECUTION ON 2019 PLAN

DENVER, CO May 1, 2019 - SM Energy Company ("SM Energy" or the “Company”) (NYSE: SM) today announced financial and operating results for the first quarter of 2019. Highlights include:

•
Excellent well performance and capital efficiency - demonstrated by the successful Merlin Maximus development in RockStar. 19 wells across three intervals reached 30-day peak IP rates in excess of 1,400 Boe/d per well and 87% oil, where the average cost at this 25-well development to drill, complete and equip is expected to be less than $765 per lateral foot.

•	Value enhancement through testing new intervals - indicated by encouraging early results from a second Austin Chalk well in South Texas and a first Middle Spraberry test well in RockStar.
MANAGEMENT COMMENTARY
President and Chief Executive Officer Jay Ottoson comments: “We are solidly on track to meet our objective of growing production while keeping total capital spend within discretionary cash flow starting in the second half of 2019. Our Midland Basin Merlin Maximus development is performing even better than we expected, and we are encouraged by early results from testing new intervals and enhancing completions across our acreage positions in both the Permian Basin and in South Texas. We made good progress in the first quarter on all of our priorities for the year.”
SUMMARY WELL RESULTS
New well results include wells in the RockStar area that reached their 30-day peak IP rates since the Company’s February 2019 update and new interval exploration results in both RockStar and South Texas.

•
Results from 20 new RockStar wells, having an average lateral length of 10,714 feet, have reached their 30-day peak IP rates that averaged 1,430 Boe/d per well and 88% oil. This includes wells across three intervals, all of which wells are fully or half bounded (16 fully bounded).

◦	By interval, results are 11 Wolfcamp A wells averaging 1,645 Boe/d per well, four Wolfcamp B wells averaging 1,350 Boe/d per well and five Lower Spraberry wells averaging 1,021 Boe/d per well.

◦	19 of the wells are part of the Merlin Maximus development, with all 24 producing wells expected to meet 30-day peak IP rates by the end of the second quarter.

◦	One of the wells is a successfully executed 15,000 foot lateral in the Lower Spraberry.

•
A second Austin Chalk test in South Texas is showing encouraging preliminary results with current rates of more than 3,500 Boe/d (three-stream) and liquids content exceeding 55%. This second Austin Chalk well has an effective lateral length of 12,875 feet. The Austin Chalk presents the potential for higher margin/higher return wells due to higher liquids revenue and lower transportation costs per Boe.

•
Results from the first Middle Spraberry test in the RockStar area are also encouraging. The well produced approximately 1,000 Boe/d 30-day peak IP rate at 86% oil. Similar to Lower Spraberry wells in the area, Middle Spraberry wells are expected to exhibit lower peak IP rates compared to Wolfcamp wells as well as shallower decline rates. The Company allocated nominal value to the Middle Spraberry in its acquisition of the RockStar area, so Middle Spraberry success presents inventory upside.

FIRST QUARTER 2019 RESULTS
As previously announced, first quarter production of 10.7 MMBoe, or 118.7 MBoe/d, came in at the mid-point of guidance despite impacts totaling (0.2) MMBoe in March from severe weather and delays at a third-party processing plant in reaching full capacity following a force majeure event. Realized prices (before the effects of hedges) averaged $31.86 per Boe, benefiting from improved regional oil differentials in the Permian Basin that were offset by lower regional natural gas prices and a lower realized NGL uplift from Permian production related to force majeure events.
First quarter of 2019 net loss was ($177.6) million, or ($1.58) per diluted common share, compared with net income of $317.4 million, or $2.81 per diluted common share, in the first quarter of 2018. The primary components of the year-over-year difference include a net gain on divestiture activity of $385.4 million in the first quarter of 2018 and a net derivative loss of $177.1 million in the first quarter of 2019.
First quarter of 2019 net cash provided by operating activities (GAAP) was $118.5 million.
The following paragraphs discuss adjusted net income (loss), adjusted net income (loss) per diluted common share, and adjusted EBITDAX, all of which are non-GAAP measures. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
First quarter of 2019 adjusted net loss was ($37.7) million, or ($0.34) per diluted common share, compared with adjusted net income of $8.2 million, or $0.07 per diluted common share, in the first quarter of 2018. The decline in adjusted net income is predominantly due to lower realized commodity prices in the first quarter of 2019, which were down 16% per Boe, partially offset by a lower realized loss on derivatives in the first quarter of 2019.
First quarter of 2019 adjusted EBITDAX was $186.5 million, compared with adjusted EBITDAX of $210.2 million in the first quarter of 2018. The decrease in adjusted EBITDAX was primarily driven by lower realized prices after the effects of hedges discussed above.
FINANCIAL POSITION AND LIQUIDITY
As previously reported, the outstanding principal amount on the Company’s long-term debt was $2.5 billion in senior notes, $172.5 million in senior convertible notes, and $46.5 million drawn on the Company’s senior secured credit facility. The cash balance at quarter-end was $0.0 million.
Subsequent to quarter-end, the Company’s revolving credit agreement was amended to increase the borrowing base and lender commitments to $1.6 billion and $1.2 billion, respectively. Pro forma for the amended credit facility terms, liquidity at quarter-end was $1.2 billion.

COMMODITY DERIVATIVES
As of April 26, 2019, the Company had commodity derivatives in place for the second through fourth quarters of 2019, including:

•	Oil hedged to benchmark pricing for approximately 80% of projected production

•	Natural gas hedged to benchmark pricing for approximately 65% of projected production

•	Midland-Cushing basis hedged for approximately 60% of projected Permian oil production

•	Natural gas hedged at Waha for approximately 70-75% of Permian natural gas production

•	Components of the NGL barrel hedged
Detailed data on derivatives are provided in the accompanying IR presentation and the Company’s Quarterly Report on Form 10-Q for the first quarter of 2019.
GUIDANCE UPDATE
Total capital spend is a non-GAAP measure; please refer to the definition of total capital spend and description of forward-looking total capital spend at the end of this release.
Full year 2019 guidance remains unchanged.
Second quarter 2019 guidance is as follows:

•	Production is projected to range between 11.5 and 11.9 MMBoe/126-131 MBoe/d

◦	The commodity mix is expected to be approximately 43-44% oil

◦	The Company is processing ethane in April and May

•
Commodity price realizations before the effects of hedges are expected to be volatile in the Permian as the Midland regional oil price and Waha regional natural gas price reflect tight pipeline capacity. Refer to derivatives detail for the Company’s hedge positions to regional pricing.

•
As previously reported, the Company expects that approximately 60% of projected total capital spend will occur in the first half of 2019, and approximately 40% will occur in the second half of 2019. For the second quarter of 2019, total capital spend is projected to range between $300 and $310 million as the Company expects to:

◦	Drill 28 gross/26 net wells and complete 40 gross/35 net wells in the Permian Basin; and

◦	Drill 2 gross/2 net and complete 14 gross/14 net wells in South Texas. In addition, the Company’s Joint Development Partner is expected to drill 4 and complete 0 gross wells in the area.
SCHEDULE FOR FIRST QUARTER REPORTING
This release is accompanied by an investor presentation and pre-recorded call with transcript all posted to the Company’s website. Please visit the Company’s website at ir.sm-energy.com to access this additional first quarter detail.
Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time on May 2, 2019 for the first quarter 2019 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone at:

•	Live (conference ID 3654049) - Domestic toll free/International: 844-343-4183/647-689-5129

•	Replay (conference ID 3654049) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call until May 9, 2019.
UPCOMING CONFERENCE PARTICIPATION

•
June 4, 2019 - 2019 RBC Capital Markets Global Energy and Power Conference. Chief Financial Officer Wade Pursell will present at 11:00 a.m. Eastern time. This event will not be webcast. An investor presentation for this event will be posted to the Company's website before market open on June 4, 2019.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "budget," "estimate," "expect," "forecast," "guidance," "plan," "project," "will" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things: guidance for production volumes, commodity mix, price realizations and total capital spend for the second quarter and full year 2019; the timing and results of new wells relating to 30-day peak IP rates; and, the potential for well tests in new intervals in the Permian Basin and South Texas. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices and related differentials, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future timing and rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the uncertain nature of joint venture or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected joint venture or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the Risk Factors section of SM Energy's 2018 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019
Production Data
	For the Three Months Ended March 31,
	2019	2018	Percent Change
Average realized sales price, before the effects of derivative settlements:
Oil (per Bbl)	$49.47	$61.25	(19)%
Gas (per Mcf)	$2.73	$3.14	(13)%
NGLs (per Bbl)	$19.39	$25.53	(24)%
Per Boe	$31.86	$37.76	(16)%
Average realized sales price, including the effects of derivative settlements:
Oil (per Bbl)	$49.19	$56.39	(13)%
Gas (per Mcf)	$2.55	$3.39	(25)%
NGLs (per Bbl)	$19.67	$19.44	1%
Equivalent (per Boe)	$31.39	$35.34	(11)%
Production(1):
Oil (MMBbl)	4.8	4.3	13%
Gas (Bcf)	23.9	25.2	(5)%
NGLs (MMBbl)	1.9	1.7	12%
MMBoe	10.7	10.1	5%
Average daily production(1):
Oil (MBbl/d)	53.7	47.4	13%
Gas (MMcf/d)	265.5	280.2	(5)%
NGLs (MBbl/d)	20.8	18.6	12%
MBoe/d	118.7	112.7	5%
Per Boe data:
Realized price, before the effects of derivative settlements	$31.86	$37.76	(16)%
Lease operating expense	5.20	4.95	5%
Transportation costs	4.08	4.63	(12)%
Production taxes	1.31	1.68	(22)%
Ad valorem tax expense	0.76	0.67	13%
General and administrative(2)	3.00	2.73	10%
Operating margin, before the effects of derivative settlements	17.51	23.10	(24)%
Derivative settlement loss	(0.47)	(2.42)	81%
Operating margin, including the effects of derivative settlements	$17.04	$20.68	(18)%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$16.63	$12.87	29%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.43 and $0.40 for the three months ended March 31, 2019, and 2018, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019

Condensed Consolidated Balance Sheets
(in thousands, except share data)	March 31,	December 31,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	$14	$77,965
Accounts receivable	145,299	167,536
Derivative assets	67,567	175,130
Prepaid expenses and other	8,454	8,632
Total current assets	221,334	429,263
Property and equipment (successful efforts method):
Proved oil and gas properties	7,578,976	7,278,362
Accumulated depletion, depreciation, and amortization	(3,586,650)	(3,417,953)
Unproved oil and gas properties	1,529,825	1,581,401
Wells in progress	345,507	295,529
Properties held for sale, net	—	5,280
Other property and equipment, net of accumulated depreciation of $59,720 and $57,102, respectively	86,732	88,546
Total property and equipment, net	5,954,390	5,831,165
Noncurrent assets:
Derivative assets	27,202	58,499
Other noncurrent assets	83,692	33,935
Total noncurrent assets	110,894	92,434
Total assets	$6,286,618	$6,352,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$426,550	$403,199
Derivative liabilities	95,269	62,853
Other current liabilities	23,523	—
Total current liabilities	545,342	466,052
Noncurrent liabilities:
Revolving credit facility	46,500	—
Senior Notes, net of unamortized deferred financing costs	2,449,588	2,448,439
Senior Convertible Notes, net of unamortized discount and deferred financing costs	150,199	147,894
Asset retirement obligations	94,026	91,859
Deferred income taxes	176,348	223,278
Derivative liabilities	13,332	12,496
Other noncurrent liabilities	68,058	42,522
Total noncurrent liabilities	2,998,051	2,966,488
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 112,244,545 and 112,241,966 shares, respectively	1,122	1,122
Additional paid-in capital	1,771,558	1,765,738
Retained earnings	982,662	1,165,842
Accumulated other comprehensive loss	(12,117)	(12,380)
Total stockholders’ equity	2,743,225	2,920,322
Total liabilities and stockholders’ equity	$6,286,618	$6,352,862

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended March 31,

	2019	2018

Operating revenues and other income:
Oil, gas, and NGL production revenue	$340,476	$382,886
Net gain on divestiture activity	61	385,369
Other operating revenues	393	1,340
Total operating revenues and other income	340,930	769,595
Operating expenses:
Oil, gas, and NGL production expense	121,305	120,879
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	177,746	130,473
Exploration(1)	11,348	13,727
Abandonment and impairment of unproved properties	6,338	5,625
General and administrative(1)	32,086	27,682
Net derivative loss(2)	177,081	7,529
Other operating expenses, net	335	4,612
Total operating expenses	526,239	310,527
Income (loss) from operations	(185,309)	459,068
Interest expense	(37,980)	(43,085)
Other non-operating income (expense), net	(317)	409
Income (loss) before income taxes	(223,606)	416,392
Income tax (expense) benefit	46,038	(98,991)
Net income (loss)	$(177,568)	$317,401

Basic weighted-average common shares outstanding	112,252	111,696
Diluted weighted-average common shares outstanding	112,252	112,879
Basic net income (loss) per common share	$(1.58)	$2.84
Diluted net income (loss) per common share	$(1.58)	$2.81
Dividends per common share	$0.05	$0.05

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,205	$1,316
General and administrative expense	4,633	4,096
Total non-cash stock-based compensation	$5,838	$5,412

(2) The net derivative loss line item consists of the following:
Settlement loss	$4,969	$24,528
(Gain) loss on fair value changes	172,112	(16,999)
Total net derivative loss	$177,081	$7,529

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2018	112,241,966	$1,122	$1,765,738	$1,165,842	$(12,380)	$2,920,322
Net loss	—	—	—	(177,568)	—	(177,568)
Other comprehensive income	—	—	—	—	263	263
Cash dividends declared, $0.05 per share	—	—	—	(5,612)	—	(5,612)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	2,579	—	(18)	—	—	(18)
Stock-based compensation expense	—	—	5,838	—	—	5,838
Balances, March 31, 2019	112,244,545	$1,122	$1,771,558	$982,662	$(12,117)	$2,743,225

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2017	111,687,016	$1,117	$1,741,623	$665,657	$(13,789)	$2,394,608
Net income	—	—	—	317,401	—	317,401
Other comprehensive income	—	—	—	—	260	260
Cash dividends declared, $0.05 per share	—	—	—	(5,584)	—	(5,584)
Stock-based compensation expense	—	—	5,412	—	—	5,412
Cumulative effect of accounting change	—	—	—	2,969	(2,969)	—
Other	—	—	—	1	(1)	—
Balances, March 31, 2018	111,687,016	$1,117	$1,747,035	$980,444	$(16,499)	$2,712,097

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended March 31,

	2019	2018

Cash flows from operating activities:
Net income (loss)	$(177,568)	$317,401
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net gain on divestiture activity	(61)	(385,369)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	177,746	130,473
Abandonment and impairment of unproved properties	6,338	5,625
Stock-based compensation expense	5,838	5,412
Net derivative loss	177,081	7,529
Derivative settlement loss	(4,969)	(24,528)
Amortization of debt discount and deferred financing costs	3,789	3,866
Deferred income taxes	(47,003)	98,366
Other, net	(2,530)	(2,527)
Net change in working capital	(20,159)	(16,113)
Net cash provided by operating activities	118,502	140,135

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties	6,114	490,780
Capital expenditures	(249,340)	(301,521)
Other, net	291	—
Net cash provided by (used in) investing activities	(242,935)	189,259

Cash flows from financing activities:
Proceeds from credit facility	172,000	—
Repayment of credit facility	(125,500)	—
Other, net	(18)	—
Net cash provided by financing activities	46,482	—

Net change in cash, cash equivalents, and restricted cash	(77,951)	329,394
Cash, cash equivalents, and restricted cash at beginning of period	77,965	313,943
Cash, cash equivalents, and restricted cash at end of period	$14	$643,337

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. Non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company presents because management believes it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. Adjusted EBITDAX is also important as it is considered among financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company. Please reference the Company’s first quarter of 2019 Form 10-Q and 2018 Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss): Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, and materials inventory loss. Adjusted net income (loss) is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net income (loss) attributable to common shareholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of upstream oil and gas companies.
Total capital spend: Total capital spend is calculated as costs incurred, less asset retirement obligations (“ARO”), capitalized interest and acquisitions. Total capital spend is presented because management believes that it provides useful information to investors in the analysis of SM Energy Company and is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. Total capital spend should not be used in isolation or as a substitute to costs incurred or other capital spending measures under GAAP.
Discretionary cash flow: Discretionary cash flow is calculated as net cash provided by operating activities excluding changes in current assets and current liabilities, and exploration. Exploration expense is added back in the calculation because, for peer comparison purposes, this number is included in our total capital spend. The Company believes this measure is important to investors because it provides useful additional information to investors for analysis of the Company’s ability to generate cash to fund exploration and development, and to service indebtedness. In addition, management believes that discretionary cash flows is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of upstream oil and gas companies.
FORWARD-LOOKING NON-GAAP MEASURES
The Company is unable to present a reconciliation of forward-looking Total Capital Spend because components of the calculation, such as potential acquisitions, are inherently unpredictable. Moreover, estimating the most directly comparable GAAP measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019

Adjusted EBITDAX Reconciliation(1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to adjusted EBITDAX (non-GAAP)	For the Three Months Ended March 31,
	2019	2018
Net income (loss) (GAAP)	$(177,568)	$317,401
Interest expense	37,980	43,085
Income tax expense (benefit)	(46,038)	98,991
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	177,746	130,473
Exploration(2)	10,143	12,411
Abandonment and impairment of unproved properties	6,338	5,625
Stock-based compensation expense	5,838	5,412
Net derivative loss	177,081	7,529
Derivative settlement loss	(4,969)	(24,528)
Net gain on divestiture activity	(61)	(385,369)
Other, net	4	(842)
Adjusted EBITDAX (non-GAAP)	186,494	210,188
Interest expense	(37,980)	(43,085)
Income tax (expense) benefit	46,038	(98,991)
Exploration(2)	(10,143)	(12,411)
Amortization of debt discount and deferred financing costs	3,789	3,866
Deferred income taxes	(47,003)	98,366
Other, net	(2,534)	(1,685)
Net change in working capital	(20,159)	(16,113)
Net cash provided by operating activities (GAAP)	$118,502	$140,135

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the Company's condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019

Adjusted Net Income (Loss) Reconciliation(1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to Adjusted net income (loss) (non-GAAP):	For the Three Months Ended March 31,
	2019	2018
Net income (loss) (GAAP)	$(177,568)	$317,401
Net derivative loss	177,081	7,529
Derivative settlement loss	(4,969)	(24,528)
Net gain on divestiture activity	(61)	(385,369)
Abandonment and impairment of unproved properties	6,338	5,625
Other, net(2)	213	807
Tax effect of adjustments(3)	(38,757)	86,710
Adjusted net income (loss) (non-GAAP)	$(37,723)	$8,175

Diluted net income (loss) per common share (GAAP)	$(1.58)	$2.81
Net derivative loss	1.58	0.07
Derivative settlement loss	(0.04)	(0.22)
Net gain on divestiture activity	—	(3.41)
Abandonment and impairment of unproved properties	0.06	0.05
Other, net(2)	—	0.01
Tax effect of adjustments(3)	(0.36)	0.76
Adjusted net income (loss) per diluted common share (non-GAAP)	$(0.34)	$0.07

Basic weighted-average common shares outstanding	112,252	111,696
Diluted weighted-average common shares outstanding	112,252	112,879

Note: Amounts may not calculate due to rounding.
(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For the three-month period ended March 31, 2019, the adjustment relates to bad debt expense and impairment on materials inventory. For the three-month period ended March 31, 2018, the adjustment relates to bad debt expense and an accrual for a non-recurring matter. These items are included in other operating expenses, net on the Company's condensed consolidated statements of operations.

(3) The tax effect of adjustments is calculated using a tax rate of 21.7% and 21.9% for the three-month periods ended March 31, 2019, and 2018, respectively. These rates approximate the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2019

Total Capital Spend Reconciliation(1)
(in millions)

Reconciliation of costs incurred in oil & gas activities (GAAP) to total capital spend (non-GAAP)	For the Three Months Ended March 31,
2019
Costs incurred in oil and gas activities (GAAP):	$322.0
Asset retirement obligations	(0.5)
Capitalized interest	(4.9)
Proved property acquisitions(2)	0.3
Other	(1.4)
Total capital spend (non-GAAP):	$315.5

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) The Company completed several primarily non-monetary acreage trades in the Midland Basin during the first quarter of 2019 totaling $65.8 million of value attributed to the properties surrendered. This non-monetary consideration is not reflected in the costs incurred or capital spend amounts presented above.

Discretionary Cash Flow Reconciliation(1)
(in millions)

Reconciliation of net cash provided by operating activities (GAAP) to discretionary cash flow (Non-GAAP)	For the Three Months Ended March 31,
2019
Net cash provided by operating activities (GAAP):	$118.5
Net change in working capital	20.2
Exploration(2)(3)	10.1
Discretionary cash flow (non-GAAP):	$148.8

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Exploration expense is added back in the calculation of discretionary cash flow because, for peer comparison purposes, this number is included in our reported total capital spend.
(3) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense as it is non-cash.